SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 14, 2011

Date of Report (date of earliest event reported)

EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

138 Bartlett Street

Marlboro, Massachusetts 01752

(Address of principal executive offices)

(508) 357-2221

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 14, 2011, the Board of Directors of Evergreen Solar, Inc. (the “Company”) determined that in light of its current liquidity and capital resources, it will not make the interest payments due on July 15, 2011 to the holders of its 4.0% Senior Convertible Notes due 2013 (the “Senior Convertible Notes”) and its 4.0% Convertible Subordinated Additional Cash Notes due 2020 (the “Senior Subordinated Notes” and, collectively with the Senior Convertible Notes, the “Senior Notes”) under their respective indentures. The amount of interest due is $4,076,120 with respect to the Senior Convertible Notes and $90,444 with respect to the Senior Subordinated Notes. Under each indenture, the failure to pay interest, if continued for 30 days, will constitute an Event of Default. Accordingly, if the Company has not made these interest payments by August 15, 2011, U.S. Bank National Association, as Trustee of the Senior Notes, or the holders of at least 25% in principal amount of each class of the outstanding Senior Notes, will then have the right to provide an acceleration notice to the Company declaring the principal and unpaid interest on all the applicable Senior Notes due and payable. The Company’s total outstanding obligations, including accrued but unpaid interest, as of July 15, 2011, under the indenture governing the Senior Convertible Notes are $207,882,120 and under the indenture governing the Senior Subordinated Notes are $5,590,444. In addition, if the Company fails to make these interest payments before the expiration of the grace period on August 15, 2011, the Senior Notes are accelerated and if such acceleration has not been rescinded within 30 calendar days, such events shall result in an event of default under the indenture governing its 13% Convertible Senior Secured Notes due 2015 (the “Senior Secured Notes”). This would then allow U.S. Bank National Association, as Trustee of the Senior Secured Notes, or the holders of at least 25% in principal amount of the outstanding Senior Secured Notes to provide an acceleration notice to the Company declaring the principal and unpaid interest on all the Senior Secured Notes due and payable. As of July 15, 2011, there was $170,362,500 outstanding under the indenture governing the Senior Secured Notes, including both principal and accrued but unpaid interest.

As previously disclosed, the Company is continuing to aggressively pursue opportunities to address its excess debt and debt service requirements in the near term, including a significant restructuring of its existing debt, and is in discussions with holders of its debt in connection therewith, in order to significantly deleverage and better position it to execute its strategy of developing and supplying the lowest cost industry standard sized wafers to the world’s leading solar panel manufacturers.

Safe Harbor Statement

This Current Report on Form 8-K includes statements regarding expectations, beliefs, strategies, goals, outlook and other non-historical matters. Forward-looking statements include but are not limited to statements about events of default under the Company’s indentures and the Company’s restructuring efforts. These forward-looking statements are neither promises nor guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the risk that the Company does not complete any restructuring or fails to make its interest payments before the grace period expires. Further discussions of these and other potential risk factors may be found in the Company’s public filings with the SEC (www.sec.gov), including its Form 10-K for the fiscal year ended December 31, 2010 and its Form 10-Q for the period ended April 2, 2011. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.

By:	/s/ Christian M. Ehrbar
Name:	Christian M. Ehrbar
Title:	Vice President, General Counsel and Corporate Secretary

Dated: July 15, 2011